UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 26, 2007

KEMET Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-20289	57-0923789
(State or other	(Commission	(IRS Employer
jurisdiction)	File Number)	Identification No.)

2835 KEMET Way, Simpsonville, SC		29681
(Address of principal executive offices)		(Zip Code)

Registrants telephone number, including area code:  (864) 963-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CRS    230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4c))

Item 2.01 Completion of Acquisitions or Disposition of Assets

On April 24, 2007, KEMET Corporation announced that its wholly owned subsidiary, KEMET Electronics Corporation (“KEMET”), had purchased approximately 92.7% of the shares and votes in Evox Rifa Group Oyj (“Evox Rifa”) pursuant to a tender offer which commenced on March 12, 2007, and was completed on April 12, 2007.  Evox Rifa had 178,156,018 shares outstanding at the time of the commencement of the tender offer.  KEMET purchased approximately 165.2 million shares at a price of EUR 0.12 per share or approximately EUR 19.8 million (approximately $27.0 million), which represented a 47% premium to the volume-weighted average trading price of the Evox Rifa shares on the Helsinki Stock Exchange during the last 12 months, prior to February 19, 2007 and approximately a 44% premium to the average trading price during the last 3 months prior to February 19, 2007.   KEMET has also announced that it intends to acquire the remaining outstanding shares pursuant to a squeeze-out proceeding.  Following the settlement of the completion trades relating to the tender offer, Evox Rifa has become a subsidiary of KEMET.

In addition, pursuant to the tender offer, KEMET offered to acquire all of the outstanding loan notes under the convertible capital loan issues by Evox Rifa for a consideration corresponding to the aggregate of the nominal amount per loan note of EUR 100 plus accrued interest up to and including the closing date of the tender offer.  The outstanding amount of the loan notes at the time of the commencement of the tender offer totaled approximately EUR 5.6 million (approximately $7.6 million).  Holders of approximately 95.7% of the convertible capital loan notes issued by Evox Rifa have tendered their loan notes pursuant to the tender offer and consequently, KEMET has redeemed these notes as of April 24, 2007. KEMET redeemed approximately EUR 5.3 million (approximately $7.3 million) of the total outstanding convertible capital loan notes and paid any accrued interest up until the date of settlement of the tender offer. In addition to the payment made for the shares and loan notes, KEMET assumed approximately EUR 19.2 million (approximately $26.1 million) in outstanding indebtedness of Evox Rifa.

Item 8.01 Other Events.

On April 23, 2007, KEMET Corporation announced the final decisions from the Annual General Meeting of Evox Rifa Group Oyj (“Evox Rifa”) held in Helsinki, Finland.  Included in the decisions of the Annual General Meeting of Evox Rifa were the following actions:

•                  Per-Olof Loof, David E. Gable, Marc Kotelon, Kirk D. Shockley and Michael W. Boone (all of whom are officers of KEMET Corporation), were elected as members of the Board of Directors of Evox Rifa; this Board will replace the previous Board of Directors of Evox Rifa.  At a subsequent meeting of the new Board of Directors of Evox Rifa, Mr. Loof was elected as the Chairman of the Board of Directors.

•                  The Financial Statements of Evox Rifa for the fiscal year ending December 31, 2006 were adopted.

•                  In accordance with a proposal from its Board of Directors, it was decided that no dividend will be paid for the fiscal year of Evox Rifa ending December 31, 2006.

A copy of the news release has been included as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(a)           Financial Statements of Business Acquired.

In accordance with Item 9.01(a) of Form 8-K, the required financial statements will be filed by amendment under cover of Form 8-K/A no later than 75 days after April 24, 2007.

(b)          Pro Forma Financial Information.

In accordance with Item 9.01(b) of Form 8-K, such pro forma financial information will be filed by amendment under cover of Form 8-K/A no later than 75 days after April 24, 2007.

(c)           Not applicable

(d)          Exhibits

99.1           Press Release, dated April 23, 2007 issued by the Company

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 26, 2007	KEMET Corporation

/s/ David E. Gable
David E. Gable
Senior Vice President and
Chief Financial Officer